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                                                                     EXHIBIT 1.2

                     Naugatuck Valley Financial Corporation
                     (a Federal Corporation - in Formation)
                             Up to 2,472,500 Shares
                  (Subject to Increase Up to 2,843,375 Shares)

                         COMMON STOCK ($0.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                                    [ ], 2004

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Ladies and Gentlemen:

         Naugatuck Valley Financial Corporation, a federal corporation in formation (the "Holding Company"), Naugatuck Valley Mutual Holding Company, a federal mutual holding company in formation (the "MHC") and Naugatuck Valley Savings & Loan, S.B (the "Bank") (collectively, the "Primary Parties") hereby confirm, jointly and severally their agreement with Ryan Beck & Co., Inc. (the "Agent"), as follows:

         1. THE OFFERING. On May 17, 2004, the Board of Directors of the Bank adopted a Plan of Mutual Holding Company Reorganization and Stock Issuance (as subsequently amended, the "Plan") which provides for the reorganization of the Bank, as a federally-chartered mutual savings bank, into a two-tier mutual holding company structure, the issuance of all of the Bank's outstanding Common Stock (as defined below) to the Holding Company (the "Reorganization"), and the issuance of a majority of the outstanding Common stock to the MHC. Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of the Holding Company and the Holding Company will be a majority owned subsidiary of the MHC. The Holding Company is offering up to 2,472,500 shares (the "Shares" or "Conversion Shares") of common stock, par value $0.01 per share (the "Common Stock") (subject to an increase up to 2,843,375 shares), in (i) a subscription offering (the "Subscription Offering"), and, if necessary, (ii) a direct community offering (the "Direct Community Offering") and (iii) a syndicated community offering (the "Syndicated Community Offering"), in connection with the Reorganization. References to the Bank herein shall include the Bank in its current mutual form, as a federally-chartered mutual savings bank, or in its post-Reorganization stock form as a wholly-owned subsidiary of the Holding Company.

         Upon the completion of the Subscription Offering, Community Offering, and Syndicated Community Offering (collectively, the "Conversion Offerings" or Offering), the purchasers of Shares in the Conversion Offerings will own 43% of the outstanding



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Common Stock, the MHC will own 55% of the outstanding Common Stock and the remaining 2% will be contributed to the Naugatuck Valley Savings and Loan Foundation, a charitable entity. The Holding Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Conversion Shares is increased or decreased in accordance with the Plan, the term "Shares" or "Conversion Shares" shall mean such greater or lesser number, where applicable.

         In the Subscription Offering, non-transferable rights to subscribe for between 1,827,500 and 2,472,500 shares (subject to an increase up to 2,843,375 shares) of the Common Stock ("Subscription Rights") will be granted, in the following order of priority: (1) Naugatuck Valley Savings and Loan depositors with $50.00 or more on deposit as of April 30, 2003; (2) our tax qualified employee stock benefit plans, including employee stock ownership plan; (3) Naugatuck Valley Savings and Loan depositors with $50.00 or more on deposit as of June 30, 2004; and (4) Naugatuck Valley Savings and Loan depositors as of [VOTING RD]; subject to the priorities and purchase limitations set forth in the Plan. The Holding Company may offer shares of Common Stock for which subscriptions have not been received in the Subscription Offering in the Community Offering to members of the general public, with preference given to natural persons residing in Fairfield and New Haven Counties, Connecticut. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers managed by the Agent which are members of the National Association of Securities Dealers, Inc. ("NASD").

         It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Company and Holding Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering. If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number where applicable.

         The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (file No. 333-116627) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall


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include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         In connection with the Reorganization, the Bank filed with the Office of Thrift Supervision (the "OTS"), pursuant to Title 12, Parts 575 and 563b of the Code of Federal Regulations (the "Conversion Regulations"), a Notice of Mutual Holding Company Reorganization on Form MHC-1 and an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2, including exhibits and the Prospectus, and has filed amendments thereto as required by the OTS (as so amended, collectively, the "MHC Notice and Application"). The Holding Company filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Bank under the Home Owners Loan Act and the regulations promulgated thereunder ("HOLA"). The Bank's application with the OTS for approval of (i) the formation of an interim stock savings bank and the merger of the interim stock savings bank with and into the Bank and (ii) the formation of a second interim stock savings bank that will exchange its charter for a federal mutual holding company charter (collectively, the "Merger Applications") was filed as an exhibit to the MHC Notice and Application. The MHC Notice and Application and the Holding Company Application (including the Merger Applications) shall collectively be hereinafter referred to as the "OTS Applications."

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus dated [ ], 2004 of the Holding Company to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering, as defined in the Prospectus (as hereinafter defined).

         2. APPOINTMENT OF AGENT. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Conversion Shares and to advise and assist the Primary Parties with respect to the sale of the Conversion Shares in the Conversion Offerings.

         On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement the Agent accepts such appointment and agrees to consult with and advise the MHC, the Holding Company and the Bank as to the matters set forth in the Engagement Letter ("Engagement Letter"), dated April 27, 2004, between the Bank and Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions for Conversion Shares in the Subscription Offering and Direct Community Offering will be offered by means of order forms as described in the Prospectus. Except as provided in the last paragraph of this Section 2, the appointment of the Agent hereunder shall terminate upon consummation of the Offerings.


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         If selected broker-dealers are used to assist in the sale of Conversion
Shares in the Syndicated Community Offering, under the terms and conditions set forth under the Master Selected Dealer Agreement attached hereto as Exhibit B, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in this Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

         The Agent agrees to make available to the Bank, the MHC and the Holding Company for a period of 12 months following the consummation of the Reorganization its Strategic Advisory Services ("STARS") program. If the Bank elects to participate in the STARS program, the Agent will meet with the Bank at its request and will provide advice and recommendations for the areas listed in
Section 9 of the Engagement Letter (but not including (i) any in-depth merger and acquisition analyses or studies which are available under the Agent's normal fee schedule, or (ii) advice for any specific merger, acquisition or other transaction). If the Bank elects to participate in the STARS program, the Agent will waive the regular retainer fee and hourly charges for the first 12 months of such participation. The Bank would be required, however, to reimburse the Agent for its reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses include travel, legal and other miscellaneous expenses. The Agent would not be permitted to incur any single expense in excess of $1,000 pursuant to this paragraph without the prior approval of the Bank. If negotiations for a transaction conducted during the 12-month participation period result in the execution of a definitive agreement and/or consummation of a transaction for which the Agent customarily would be entitled to a fee for its advisory or other investment banking services, the Agent shall receive a contingent advisory fee in accordance with the terms of a separate engagement letter to be entered into with respect to such transaction. Nothing in this Agreement shall require the Holding Company or the Bank to obtain such financial advisory services from the Agent. After the completion of such 12-month participation period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time.

         3. REFUND OF PURCHASE PRICE. In the event that the Reorganization is not consummated for any reason, including but not limited to the inability to sell the Conversion Shares during the Offerings (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the Conversion Shares shall have refunded to them the full amount which has been received from such person, together with interest at the Bank's current passbook rate, from the date payment is received to the date said refund is made as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11


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hereof, unless the transaction is not consummated due to the breach by the
Primary Parties of a warranty, representation or covenant.

         4. FEES. In addition to the expenses specified in Section 8 hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

                  a. A total inclusive advisory and marketing fee of 1.0% of the aggregate dollar amount of the common stock sold in the Subscription Offering and the Direct Community Offering to persons other than the employee stock ownership plan and directors, officers and employees of the Bank or their immediate families (which fee, in the aggregate, will not exceed $230,000).

                  b. If the Agent sells common stock through a selling group of broker-dealers in a Syndicated Community Offering, a management fee equal to 1.0% of the dollar amount of common stock sold in the Syndicated Community Offering, which fee along with the sales fee payable to selected dealers (which may include Ryan Beck) shall not exceed 6.0% of aggregate Syndicated Community Offering sales.

         The Agent has received $25,000 of the above fees.

         In the event of a Syndicated Community Offering, the Company and the Bank, in consultation with the Agent, shall be authorized to determine which NASD member firms participate in the Syndicated Community Offering and the extent of their participation. The Agent shall not commence sales of common stock through members of the selling group of broker-dealers without the specific prior approval of the Company.

         In the event that the Company and/or the Bank are required to resolicit subscribers for Shares in the Subscription and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and the Agent shall mutually agree to the dollar amount of additional fees due to the Agent, if any. No fee shall be payable to the Agent for stock sold in the Conversion Offerings to officers, directors, employees or immediate family of such persons ("Insiders") and qualified and non-qualified employee benefit plans of the Insiders. The term "immediate family" includes spouse, siblings, parents and also children who reside within the same household as an officer, director or employee. Until any agreement called for by this paragraph is reached, the Agent shall not accrue expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent to be greater than as set forth in Section 8 hereof without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

         If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Agent shall not be entitled to receive the fee set forth in Sections 4(a) and 4(b), but the Agent shall be able to retain for its advisory and administrative services the


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$25,000 mentioned above plus reimbursement for its reasonable expenses pursuant to Section 8, including without limitation accounting, communication, legal and travel expenses, subject to the limitations set forth in Section 8 hereof.

         5. CLOSING. If the minimum number of Conversion Shares required to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(h)) are subscribed for at or before the termination of the Offerings, and the other conditions to the completion of the Reorganization are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Conversion Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Standard Time, on the business day selected by the Holding Company which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent. At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Holding Company shall notify the Agent when funds shall have been received for the minimum number of shares of the Common Stock. The hour and date upon which the Holding Company shall release the Conversion Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

         The Holding Company and the Bank (or their respective agents) shall advise the Agent as to the allocation of shares should the final allocation not strictly correspond to the subscriptions received. The Agent shall have no liability to any party for the records or other information provided by the Holding Company and the Bank (or their respective agents) to the Agent for use in allocating the Shares. Subject to the limitations of Section 10 hereof.

         6. REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES. The Primary Parties jointly and severally represent and warrant to the Agent that, except as disclosed in the Prospectus:

                  (a) The Bank has, and as of the Closing Date, the MHC and the Holding Company will have, all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to the various limitations and required approvals described therein. Subject to the receipt of member and regulatory approval, the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly


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authorized by all necessary corporate action on the part of the Bank and, as of the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of the MHC and the Holding Company. This Agreement has been validly executed and delivered by the Holding Company, the MHC and the Bank, and is a valid, legal and binding obligation of the Bank, the Holding Company and the MHC, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                  (b)      The Plan has been approved by the OTS.

                  (c) The Registration Statement was declared effective by the Commission on [ ], 2004; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or to the best knowledge of the Primary Parties threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offerings did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales information authorized by the Primary Parties for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the captions "Market for the Common Stock" and "The Reorganization and Stock Offering -- Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (d) The MHC Notice and Application, including the Prospectus and the Merger Applications, was approved by the OTS on [ ], 2004; the Proxy Statement of the Bank relating to the special meeting of the members of the Bank at which the Plan shall be considered for approval by the Bank's eligible voting members (the "Proxy Statement") and the Prospectus (including any amendment or supplement thereto) was authorized for use by the OTS, and at all times subsequent thereto until the Closing Date, the MHC Notice and Application, including the Prospectus, did and will comply as to


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form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS (except as modified or waived in writing by the OTS). At the time of the approval and at all times subsequent thereto until the Closing Date, the MHC Notice and Application, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus contained in the MHC Notice and Application under the captions "Market for the Common Stock" and "The Reorganization and Stock Offering -- Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (e) No order has been issued by the OTS, the Commission, or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or, to the best knowledge of the Primary Parties, threatened.

                  (f) The Plan has been duly adopted by the Board of Directors of the Bank. To the best knowledge of the Primary Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of the OTS in approving the Plan, the Reorganization, or the OTS Applications, pursuant to the HOLA or any other statute or regulation. The Bank has adhered to all provisions contained in the Plan.

                  (g) The Holding Company has filed with the OTS the Holding Company Application and as of the Closing Date the OTS will have approved the Holding Company's acquisition of the Bank.

                  (h) Keller & Company, Inc., which prepared the appraisal of the aggregate pro forma market value of the Holding Company and the Bank on which the Offerings were based (the "Appraisal"), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties within the meaning of the Conversion Regulations.

                  (i) Snyder & Haller, P.C., which certified the financial statements filed as part of the Registration Statement and the MHC Notice and Application, have each advised the Primary Parties that each is, with respect to each of the Primary Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the 1933 Act and the Regulations promulgated thereunder.

                  (j) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and retained earnings of the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission, the standards of the


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Public Companies Accounting Oversight Board and of the American Institute of
Certified Public Accountants, as applicable, and generally accepted accounting principles ("GAAP"), applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (k) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material decrease in total assets of the Bank, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as "in substance foreclosure"; nor has the Bank issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

                  (l) As of the Closing Date, the Holding Company will be a corporation duly organized and in good standing under the federal laws of the United States, with corporate power authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties taken as a whole. As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole. As of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

                  (m) As of the Closing Date, the MHC will be duly organized and will be validly existing as a federally-chartered mutual holding company under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. As of the Closing Date, the MHC will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not


                                       9
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materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole. As of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect and the MHC will be in compliance therewith in all material respects. As of the Closing Date, the MHC will be duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole.

                  (n) The MHC does not, and as of the Closing Date, will not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                  (o) The MHC is not authorized to issue any shares of capital stock.

                  (p) The Bank is a duly organized and validly existing federally chartered savings association in mutual form, duly authorized to conduct its business as described in the Prospectus. The activities of the Bank are permitted by the rules, regulations and practices of the OTS. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole. All such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States and is duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole. All of the issued and outstanding capital stock of the Bank after the Reorganization will be duly and validly issued and fully paid and nonassessable, and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

                  (q) The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB of Boston"). The deposit accounts of the Bank are insured by the FDIC up to applicable limits. Upon consummation of the Reorganization, the rights of the members of the Bank in its mutual form shall be transferred to the MHC in accordance with the Plan and the requirements of the Conversion Regulations.

                  (r) Prior to the completion of the Reorganization, the Bank is not authorized to issue any shares of capital stock.

                  (s) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization" and, except for the shares of Common Stock held by MHC, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date, and the shares of Common Stock to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly


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and validly issued and fully paid and nonassessable. The issuance of the Shares is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan, and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus.

                  (t) The Bank is not, and as of the Closing Date neither the Holding Company nor the MHC will be, in violation of their respective articles of incorporation or charter or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective property, may be bound which would result in a material adverse change in the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of the Bank or, as of the Closing Date, the Holding Company or the MHC, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Bank; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

                  (u) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties considered as one enterprise, and such agreements are in full force and effect. No other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties considered as one enterprise.

                  (v) The Primary Parties have good and marketable title to all assets which are material to the financial condition, earnings, capital, properties or assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole. All of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

                  (w) The Primary Parties are not in material violation of any directive from the OTS, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses. The Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or assets of the Primary Parties considered as one enterprise and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Reorganization, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition, earnings, capital, properties or assets of the Primary Parties considered as one enterprise.

                  (x) Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Muldoon Murphy Faucette & Aguggia LLP, with respect to the federal income tax consequences of the Reorganization, as described in the Registration Statement and the Prospectus, and an opinion from Snyder & Haller, P.C. with respect to the tax consequences of the proposed transaction under the laws of the State of Connecticut. The facts and representations upon which such opinions are based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

                  (y) The Bank has timely filed or extended all required federal and state tax returns, has paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, has made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

                  (z) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

                  (aa) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement in connection with the Offering except for the Engagement Letter and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Bank, and no person is being compensated in any manner for such services.

                  (ab) Neither the Primary Parties nor, to the best knowledge of the Primary Parties, any employee of the Primary Parties has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Conversion Shares, except for the Holding Company's loan to the ESOP, the proceeds of which will be used to purchase Conversion Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (ac) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                  (ad) The Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization except for information regarding the Agent described in Section 6(d).

                  (ae) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

                  (af) To the best knowledge of the Primary Parties, the Primary Parties comply with all laws, rules and regulations relating to environmental protection; and none of the Primary Parties has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations. No action, suit, regulatory investigation or other proceeding is pending, or, to the best knowledge of the Primary Parties, threatened, against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them. To the best of knowledge the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or, to the best knowledge of the Bank, in which the Bank has a security interest.

                  (ag) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, earnings, capital, properties or assets of the Primary Parties taken as a whole.

                  (ah) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

                  (ai) As of the date hereof, the proposed charters of the Holding Company and the MHC have been filed with the OTS as part of the MHC Notice and Application, but neither charter is effective or otherwise in force.

         Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         6.B.     REPRESENTATIONS AND WARRANTIES OF THE AGENT. Agent represents and warrants to the Primary Parties that:

                  (a) Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement and is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

                  (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Reorganization is completed or terminated shall maintain all licenses, approvals and permits necessary to perform such services.

                  (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

                  (e)      Agent is registered as a broker/dealer pursuant to
Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc.

                  (f) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act") to the extent applicable.

         7. COVENANTS OF THE PRIMARY PARTIES. The Primary Parties hereby jointly and severally covenant with the Agent as follows:

                  (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

                  (b) The Primary Parties will not, at any time after the date any OTS Application is approved, file any amendment or supplement to such OTS Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (c) The Primary Parties will use their best efforts to cause the OTS to approve the Holding Company's acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the OTS Applications to be approved by the OTS, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC Notice and Application, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) when the Merger Applications have been approved by the OTS; (v) of the receipt of any comments from the Commission, the OTS, or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (vi) of any request by the Commission, the OTS, any other governmental entity for any amendment or supplement to the Registration Statement or the OTS Applications or for additional information; (vii) of the issuance by the Commission, the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (viii) of the issuance by the Commission, the OTS, the FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (ix) of the occurrence of any event mentioned in paragraph (f) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC or any state authority of any order referred to in (vii) and
(viii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                  (d) The Primary Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: each of the OTS Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

                  (e) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (f) Each of the Primary Parties will inform the Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (g) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

                  (h) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of

Common Stock other than in connection with any plan or arrangement described in the Prospectus.

                  (i) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent upon request (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or non-confidential report filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.

                  (j) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (k) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

                  (l) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, as amended, and will request that such registration statement be effective upon completion of the Reorganization. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

                  (m) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

                  (n) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

                  (o) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Conversion Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Conversion Shares in the Conversion Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain, together with the Agent, such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (p) Within 90 days following the Closing Date, the MHC and the Holding Company will each register as a savings and loan holding company under the HOLA.

                  (q) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. ("NASD").

                  (r) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OTS and the FDIC.

                  (s) The Holding Company and the Bank shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the Regulations, the 1934 Act and the regulations promulgated by the Commission pursuant to the 1934 Act to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                  (t) The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

                  (u) The Holding Company shall provide the Agent with any information necessary to carry out the allocation of the Conversion Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

                  (v) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Agent.

                  (w) Immediately upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall have been formed pursuant to the Plan and shall own at all times more than 50% of the issued and outstanding shares of Common Stock, (ii) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (iii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iv) the Reorganization shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

                  (x) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the Bank in accordance with the Conversion Regulations and the provisions of the Bank's charter and bylaws.

                  (y) As of the Closing Date, the Primary Parties shall have completed all conditions precedent to the Reorganization in accordance with the Plan and shall have complied in all material respects with applicable laws, regulations (except as modified or waived in writing by the OTS), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon it by the OTS as set forth in correspondence received from the OTS.

                  (z) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Reorganization specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon any of the Primary Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

         8. PAYMENT OF EXPENSES. Whether or not the Reorganization is completed or the sale and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the OTS Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company or the Bank under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; (e) fees and expenses related to the preparation of the independent appraisal; and (f) the reasonable out-of-pocket expenses of the Agent. In the event the Agent incurs such expenses, the Primary Parties shall pay or reimburse the Agent for such fees and expenses regardless of whether the Reorganization is successfully completed. The Agent will not incur any single expense of more than $1,000 pursuant to this paragraph without the prior approval of the Bank.

         Notwithstanding the foregoing, the Primary Parties shall not be required to reimburse Agent for more than $40,000 in legal fees (other than legal out-of-pocket expenses), except with the prior approval of the Bank. The Agent will not incur reasonable out-of-pocket expenses in excess of $15,000 without the consent of the Bank. The Bank acknowledges, however, that such caps may be increased by the mutual consent of the Bank and the Agent in the event of any material delay in the Offering that would require an update of the financial information contained in the Registration Statement, as amended or supplemented, to reflect a period later than that set forth in the financial statements included in the original Registration Statement, as amended or supplemented. Not later than three days prior to the Closing Date, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

         9. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder and the occurrence of the Closing and the Reorganization are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                  (a) The Registration Statement shall have been declared effective by the Commission and the prospectus and proxy statement contained in the MHC Notice and Application shall have been approved by the OTS for mailing prior to the commencement of the Offering, the Holding Company Application shall have been approved, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the OTS, the Commission, or any other governmental body.

                  (b)      At the Closing Date, the Agent shall have received:

                           (1)      The favorable opinion, dated as of the
Closing Date, of Muldoon Murphy Faucette & Aguggia LLP, and/or local counsel acceptable to the Agent in form and substance satisfactory to counsel for the Agent to the effect that:

                                    (i)      The Holding Company is a
corporation duly organized and validly existing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, or properties of the Primary Parties.

                                    (ii)     The Bank is a duly organized and
validly existing federally chartered mutual savings association with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the OTS; the issuance and sale of the capital stock of the Bank to the Holding Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                                    (iii)    The Bank is a member of the FHLB of
Boston; the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

                                    (iv)     Upon consummation of the
Reorganization, the MHC will have been duly organized and will be validly existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Prospectus.

                                    (v)      Upon consummation of the
Reorganization, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company); (b) the shares of Common Stock of the Holding Company issued to the MHC will have been duly and validly authorized for issuance and will be fully paid and nonassessable; and (c) the shares of Common Stock of the Holding Company to be sold in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; the issuance of the shares of Common Stock is not subject to preemptive rights under the charter, or bylaws of the Holding Company, or arising or outstanding by operation of law or, to the best knowledge of such counsel, under any contract, indenture, agreement, instrument or other document, except for the subscription rights under the Plan.

                                    (vi)     The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                                    (vii)    The Plan has been adopted by the
board of directors of the Bank and approved by the members of the Bank, in the manner required by the Conversion Regulations and the Bank's charter and bylaws.

                                    (viii)   The OTS Applications have been
approved by the OTS and the Prospectus and the Proxy Statement have been authorized for use by the OTS, and subject to the satisfaction of any conditions set forth in such OTS approvals and clearance under applicable securities laws no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Reorganization.

                                    (ix)     The purchase by the Holding Company
of all of the issued and outstanding capital stock of the Bank has been authorized by the OTS, and to the best of such counsel's knowledge, no action has been taken, or, is pending or threatened, to revoke any such authorization or approval.

                                    (x)      The Registration Statement has
become effective under the 1933 Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and, no proceedings for that purpose have been instituted or threatened.

                                    (xi)     The material tax consequences of
the Reorganization are set forth in the Prospectus under the caption "The Reorganization and Stock Offering - Material Income Tax Consequences." The information in the Prospectus under the caption "The Reorganization and Stock Offering - Material Income Tax Consequences" has been reviewed by such counsel and fairly describes such opinions rendered by such counsel and Snyder & Haller, P.C. to the Primary Parties with respect to such matters.

                                    (xii)    The terms and provisions of the
shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the forms of certificates proposed to be used to evidence the shares of Common Stock comply with the regulations of the OTS.

                                    (xiii)   At the time the MHC Notice and
Application was approved, the MHC Notice and Application (as amended or supplemented) including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, except as modified or waived in writing by the OTS (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To the best of such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the OTS Applications.

                                    (xiv)    At the time that the Registration
Statement became effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

                                    (xv)     The information in the Prospectus
under the captions "Regulation," "Federal and State Taxation," "Restrictions on Acquisition of Naugatuck Valley Financial and Naugatuck Valley Savings and Loan", "Description of Naugatuck Valley Financial Capital Stock," and "The Reorganization and Stock Offering" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                                    (xvi)    None of the Primary Parties are
required to be registered as an investment company under the Investment Company Act of 1940.

                                    (xvii)   The Bank has duly adopted a federal
stock charter and bylaws effective upon consummation of the Reorganization. The execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in any material violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties or any material violation of the HOLA or the regulations of the OTS or to the best of such counsel's knowledge, any order or court order, writ, injunction or decree that specifically names any of the Primary Parties.

         The opinion may be limited to matters governed by the laws of the United States, and in the case of local counsel, the State of Connecticut. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials, provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not justified in relying thereon.

         Muldoon, Murphy Faucette & Aguggia LLP shall also confirm that, to the best of such counsel's knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Reorganization or the offer, sale or issuance of the Shares.

                           (2)      The letter of Muldoon Murphy Faucette &
Aguggia LLP in form and substance to the effect that, during the preparation of the Registration Statement and the Prospectus, Muldoon Murphy Faucette & Aguggia LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accounting firm for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(1)) Muldoon Murphy Faucette & Aguggia LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Muldoon Murphy Faucette & Aguggia LLP that caused Muldoon Murphy Faucette & Aguggia LLP to believe that the Registration Statement at the time it was declared effective by the SEC and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

                           (3)      The favorable opinion, dated as of the
Closing Date, of Thatcher Proffitt & Wood LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Muldoon Murphy Faucette & Aguggia LLP.

                  (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from (i) Snyder & Haller, P.C., dated the date hereof and addressed to the Agent, such letter confirming that Snyder & Haller, P.C. is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder and is a qualified public accountant under 12 C.F.R. Section 563c.3, and no information concerning its relationship with or interests in the Primary Parties is required by the OTS Applications or the Registration Statement, and stating in effect that in Snyder & Haller's opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied;
(ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Directors of the Bank, the Executive Committee of the Bank and the Audit Committee of the Bank, a review of the unaudited interim financial information as of and for the interim period ending March 31, 2004 and June 30, 2004 in accordance with Statement on Auditing Standards No. 100, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled "Recent Developments" are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing assets, borrowings (defined as advances from the FHLB of Boston, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Bank or decrease in assets, deposits, loan losses allowances or capital of the Bank or there was any decrease in net income, noninterest income, tax expense or net interest income of the Bank or any increase in noninterest expense as compared to the corresponding period in the preceding year which was material to the financial position or results of operations of the Primary Parties and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (d) At the Closing Date, the Agent shall receive a letter from Snyder & Haller, P.C., dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                  (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) each of the Primary Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Reorganization, the acquisition of all of the shares of the Bank by the Holding Company, the acquisition by the MHC of shares of the Common Stock or the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Reorganization.

                  (g) At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

                  (h) None of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or materially affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders' equity or results of operations of the Primary Parties considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or assets of the Primary Parties considered as one enterprise; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or assets of the Primary Parties, considered as one enterprise; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or "blue sky" laws of the jurisdictions requested by the Agent.

                  (j) At or prior to the Closing Date, the Agent shall receive (i) a copy of the letter from the OTS authorizing the use of the Prospectus and approving the MHC Notice and Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of a certificate of existence for the Bank, (iv) a certificate or other writing from the appropriate federal authority in form and substance reasonably satisfactory to Agent evidencing the valid existence of the Holding Company as of the Closing Date, (v) a copy of the letter from the OTS approving the Holding Company Application, (vi) a certificate from the FDIC evidencing the Bank's insurance of accounts, (vii) a certificate of the FHLB of Boston evidencing the Bank's membership therein, (viii) a certificate or other writing from the OTS in form and substance reasonably satisfactory to Agent evidencing the valid existence of the MHC as of the Closing Date, (ix) a copy of the letters from the OTS approving the Merger Application and (x) any other documents that Agent shall reasonably request.

                  (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the United States financial markets if the effect of any of (i) through (iv) herein, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and of counsel for the Agent. Any certificate signed by an officer of the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein. If any condition to the Agent's obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the compensation provided for in Section 4 hereto) or, if the Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

         10.      INDEMNIFICATION.

                  (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the OTS Applications, or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the OTS Applications, any Blue Sky Applications or Sales Information; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the OTS Applications, the Blue Sky Applications or Sales Information made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions "Market for the Common Stock" and "The Reorganization and Stock Offering -- Marketing Arrangements," and provided further, however, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found not to be entitled to indemnification hereunder.

                  (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the OTS Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the captions "Market for the Common Stock" and "The Reorganization and Stock Offering -- Marketing Arrangements."

                  (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10, Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Holding Company shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Holding Company's consent, which consent shall not be unreasonably withheld. The Holding Company shall not, without the written consent of the Agent, settle or compromise any claim against it based upon circumstances giving rise to an indemnification claim against the Holding Company hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

                  (d)      The agreements contained in this Section 10 and in
Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         11.      CONTRIBUTION.

                  (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to the syndicate of registered broker-dealers managed by the Agent ("Assisting Brokers"), bear to the total proceeds received by the Primary Parties from the sale of the Conversion Shares in the Conversion Offerings, net of all expenses of the Offerings except Agent's Fees, and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Conversion Offerings, net of all expenses of the Conversion Offerings except Agent's Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties and the Agent under this Section 11 and under Section 10 shall be in addition to any duties, obligations and liabilities which the Primary Parties and the Agent may otherwise have. For purposes of this Section 11, each of the Agent's and the Primary Parties' officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

                  12. REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE DELIVERY. All representations, warranties and indemnities and other statements contained in this

Agreement, or contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         13. TERMINATION. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) In the event the Holding Company fails to consummate the sale of the minimum number of the Conversion Shares by March 31, 2006 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Conversion Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

                  (b) If any of the conditions specified in Section 9 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

                  (c) If in the Agent's opinion, which opinion has been formed in good faith after reasonable consideration and determination of all relevant factors, there has been a failure to satisfactorily disclose all material information in the disclosure documents or the existence of market conditions specified in Section 9(k) has rendered the sale of the shares by the Holding Company as contemplated hereby inadvisable, this Agreement and all the Agent's obligations hereunder may be cancelled by the Agent by notifying the Bank of such cancellation in writing at any time and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11.

                  (d) If Agent elects to terminate this Agreement as provided in this Section, the Bank shall be notified by the Agent as provided in
Section 14 hereof.

                  (e) If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Primary Parties shall pay the Agent the fees earned pursuant to Section 4 and will reimburse the Agent for its reasonable expenses pursuant to Section 8, including without limitation accounting, communication, legal and travel expenses.

         14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co. Inc., 20 Ash Street, Conshocken, Pennsylvania 19004, Attention:
Michelle Darcey (with a copy to V. Gerard Comizio, Esq., Thatcher Proffitt & Wood LLP, 1700 Pennsylvania Ave., N.W., Washington, D.C. 20006); notices to the Primary Parties shall be directed to Naugatuck Valley Savings and Loan, S.B., 333 Church Street, Connecticut 06770, Attention: John C. Roman, President and Chief Executive Officer (with a copy to Victor L. Cangelosi, Esq., Muldoon Murphy Faucette & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016).

         15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

         16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                     Very truly yours,

                                     NAUGATUCK VALLEY FINANCIAL CORPORATION
                                     (In Formation)



                                     By:
                                        ----------------------------------------
                                          John C. Roman
                                          President and Chief Executive Officer


                                     NAUGATUCK VALLEY MUTUAL HOLDING COMPANY
                                     (In Formation)



                                     By:
                                        ----------------------------------------
                                          John C. Roman
                                          President and Chief Executive Officer


                                     NAUGATUCK VALLEY SAVINGS & LOAN, S.B


                                     By:
                                        ----------------------------------------
                                          John C. Roman.
                                          President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as of
the date first set and above written.



                                     RYAN BECK & CO., INC.


                                     By:
                                        ----------------------------------------
                                        Michelle Darcey
                                        Director

                        MASTER SELECTED DEALER AGREEMENT


                                                                          2004
                                                             -------------

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Gentlemen:

         (1) General. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

         (2) Conditions of Offering, Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances, and other communications by us with respect to any Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

         Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

         (3)      Representations, Warranties and Agreements.

                  (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 ("Exchange Act") and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

                  (b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed in the investment banking or securities business who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in
Section 3(e).

                  (c) Stabilization and Overallotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

                  (d) Open Market Transactions. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

                  (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable Rules of the NASD, including, without limitation, Rule 2790 and Rule 274 of the Conduct Rules. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America, we agree to comply as though we were a member with such Interpretation and Rule 2730, 2740 and 2750 of the Conduct Rules of the NASD and to comply with Rule 2420 of the Conduct Rules of the NASD as it applies to a nonmember broker or dealer in a foreign country.

                  (f) Relationship among Underwriters and Selected Dealers. You may buy Securities from, or sell Securities to, any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

                  (g) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

                  (h) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, and the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

         (4) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

         (5) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

         (6) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                                     Very truly yours,


                                                     -------------------------
                                                     (Name of Firm)

                                                     By:
                                                        -----------------------

Confirmed, as of the date first
above written.

RYAN BECK & CO., INC.


By:
    ------------------------------

----------------------------------

                              RYAN BECK & CO., INC.

                              ADDITIONAL TERMS FOR
                        MASTER SELECTED DEALER AGREEMENT

  IF WE COMMUNICATE TO YOU THAT A PARTICULAR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS THEN THESE TERMS APPLY AND OTHER INCONSISTENT TERMS DO NOT APPLY.

1. The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with the issuer. The offering is designed to comply with applicable SEC rules, including Rule 15c2-4, Rule 10b-9, and Rule 15c6- 1. See NASD Notice to Members 98-4, 87-61 and 84-7.

2. The Selected Dealer represents and agrees that it shall take necessary steps to comply with SEC Rules 15c2-4, l0b-9 and l5c6-l, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met.

Agreed to on           , 2004
             ----------
                Date

----------------------------
Name of Firm


By
   -------------------------
Name:
Title: